Exhibit 99.1

FOR IMMEDIATE RELEASE

I-ON Digital Corp. Announces Shareholder Update and Management Discussion

Chicago, IL – September 18, 2024 – I-ON Digital Corp. (the “Company”) (OTC: IONI), a leading innovator in gold, precious metals, and RWA (real-world asset) digitization, tokenization and digital banking solutions, is pleased to announce the scheduling of a Shareholder Update and Management Discussion on Friday, September 20, 2024, at 5:00PM EDT (2:00PM PDT).

The discussion will provide shareholders with an opportunity to hear directly from the Company’s executive team about the 2023 and 2024 year-to-date financial results and as reported in the Company’s recent filings with the U.S. Securities and Exchange Commission (“SEC”) and further updates on the Company’s strategic direction for the balance of 2024 and 2025.

“We are looking forward to discussing the Company’s financial results and sharing our strategic vision with our shareholders,” said Carlos X. Montoya, CEO of I-ON Digital Corp. “Our company has made significant progress in advancing our asset digitization and tokenization solutions, and we look forward to discussing our achievements and future plans with our valued shareholders.”

Shareholders are encouraged to review the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, along with 2024 quarterly reports for the first and second quarters which are available on the SEC’s website and on the company’s investor relations page at https://iondigitalcorp.com/. To participate in the shareholder discussion, please follow this link https://iondigitalcorp.com/ion-digital-corp-investor-relations/

About I-ON Digital Corp.

I-ON Digital Corp (OTC: IONI) is a leading innovator in gold, precious metals, and RWA (real-world asset) digitization, tokenization and digital banking solutions. Our services are engineered to provide a secure, fast, transparent, and institutional-grade ecosystem that digitizes documentary evidence of gold reserve ownership into secure, asset-backed digital securities. This process brings liquidity and accepted value to a wide array of asset classes. Additional information is available at https://iondigitalcorp.com/.

For further information, please contact:

Investor Relations

I-ON Digital Corp.

investorrelations@iondigital.com

(866) 440-2278

https://iondigitalcorp.com/ion-digital-corp-investor-relations/

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Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of the Company to undertake certain activities and accomplish certain goals and objectives. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of developing and commercializing its products. These and other risks concerning the Company and its financial position are described in additional detail in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.